Exhibit 99.1

GOLDFIELD ANNOUNCES STRONG FIRST QUARTER RESULTS
MELBOURNE, Florida, May 6, 2016 - The Goldfield Corporation (NYSE MKT: GV), today announced strong results for the first quarter ended March 31, 2016. The Goldfield Corporation headquartered in Florida, through its subsidiaries, Power Corporation of America, Southeast Power Corporation and C and C Power Line, Inc., is a leading provider of electrical construction services for the utility industry and industrial customers, with operations primarily in the Southeast and mid-Atlantic regions of the United States and in Texas.
First quarter ended March 31, 2016, compared to the first quarter in 2015:

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Revenue grew 17.1% to $35.8 million from $30.5 million. Electrical construction revenue increased 14.6%, attributable to growth in both master service agreements (“MSAs”) and non-MSA electrical construction projects.

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Income from continuing operations before taxes increased to $6.8 million from a loss of $1.6 million. This increase was fueled by a twelve-fold increase in electrical construction operations income before income taxes(1) resulting from sharply higher revenues and improved operating efficiencies. Margins on electrical construction operations operating income increased to 23.1% from negative 1.7%.(1) The results for the first quarter 2015 included a pre-tax operating loss of $3.9 million on the now completed Texas projects.

•	EBITDA(1) improved to $8.5 million from $199,000, as a result of the same factors which drove the growth in our pre-tax operating income.

•	Net income grew to $4.3 million ($0.17 per share) from a net loss of $846,000 ($0.03 loss per share).

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Backlog
As of March 31, 2016, revenue from our project-specific firm contracts expected to be realized within twelve months increased to $36.6 million from $31.7 million as of the same date last year. Total backlog was $160.7 million as of March 31, 2016, compared to $249.6 million as of March 31, 2015. The decline resulted primarily from completion of work under existing MSA agreements not yet eligible for renewal. The size and amount of future projects awarded under MSAs cannot be determined with certainty and revenue from such contracts may vary substantially from current estimates.
President and Chief Executive Officer John H. Sottile said, “The strong results in the first quarter of 2016 continue the turnaround for our electrical construction operations achieved in 2015. We believe that the increasing demand for our electrical construction services and our focus on improving operating efficiencies position us well to take advantage of future opportunities.”
About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and in Texas.
For additional information on our 2016 first quarter results, please refer to our report on Form 10-Q being filed with the Securities and Exchange Commission and visit the Company’s website at
http://www.goldfieldcorp.com.
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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of non-GAAP financial measures to the reported GAAP measures. The non-GAAP measures in this press release and on The Goldfield Corporation’s website are provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. These measures should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss), electrical construction operations income (loss) before taxes and EBITDA may not be comparable to other similarly-titled measures of other companies.

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Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Phone:    (321) 724-1700
Email:     investorrelations@goldfieldcorp.com

- Tables Follow -

The Goldfield Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue
Electrical construction	$34,841,504	$30,400,162
Other	917,480	146,645
Total revenue	35,758,984	30,546,807
Costs and expenses
Electrical construction	25,156,975	29,233,723
Other	657,329	127,734
Selling, general and administrative	1,430,414	1,001,710
Depreciation and amortization	1,537,974	1,613,845
Loss on sale of property and equipment	19,437	5,627
Total costs and expenses	28,802,129	31,982,639
Total operating income (loss)	6,956,855	(1,435,832)
Other income (expense), net
Interest income	6,820	5,865
Interest expense	(159,548)	(170,053)
Other income, net	15,378	15,376
Total other expense, net	(137,350)	(148,812)
Income (loss) from continuing operations before income taxes	6,819,505	(1,584,644)
Income tax provision	2,519,489	(738,309)
Income (loss) from continuing operations	4,300,016	(846,335)
Loss from discontinued operations, net of income tax benefit of $23,884 in 2016	(39,845)	—
Net income (loss)	$4,260,171	$(846,335)
Net income (loss) per share of common stock — basic and diluted
Continuing operations	$0.17	$(0.03)
Discontinued operations	—	—
Net income (loss)	$0.17	$(0.03)
Weighted average shares outstanding — basic and diluted	25,451,354	25,451,354

The Goldfield Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$6,951,177	$11,374,238
Accounts receivable and accrued billings, net	18,975,274	17,250,067
Costs and estimated earnings in excess of billings on uncompleted contracts	17,471,792	10,292,199
Prepaid expenses	1,636,907	1,210,780
Deferred income taxes	—	773,245
Other current assets	1,047,046	1,334,080
Total current assets	46,082,196	42,234,609

Property, buildings and equipment, at cost, net	33,609,908	34,671,947
Deferred charges and other assets	4,364,150	4,257,051
Total assets	$84,056,254	$81,163,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$9,183,221	$10,002,231
Contract loss accruals	79,318	65,322
Current portion of notes payable, net	6,102,405	5,815,510
Income taxes payable	2,145,084	483,763
Accrued remediation costs	179,986	135,786
Other current liabilities	14,838	234,161
Total current liabilities	17,704,852	16,736,773

Deferred income taxes	7,526,412	8,328,492
Accrued remediation costs, less current portion	103,824	107,429
Notes payable, less current portion, net	19,130,332	20,656,402
Other accrued liabilities	79,850	83,698
Total liabilities	44,545,270	45,912,794
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	19,556,111	15,295,940
Common stock in treasury, at cost	(1,308,187)	(1,308,187)
Total stockholders’ equity	39,510,984	35,250,813
Total liabilities and stockholders’ equity	$84,056,254	$81,163,607

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations operating income (loss), is defined as total operating income (loss) adjusted for non-electrical construction activity within total operating income (loss) including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, and gain or loss on sale of property and equipment. Electrical construction operations operating income (loss), a non-GAAP financial measure, does not purport to be an alternative to the Company’s total operating income (loss) as a measure of operations. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss) may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations operating income (loss) in evaluating our operating performance because it provides our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations and is useful in comparing our operating results with those of our competitors.

	Three Months Ended
	March 31,
Electrical Construction Operations Operating Income (Loss)	2016	2015
Total operating income (loss) (GAAP as reported)	$6,956,855	$(1,435,832)
Total operating income (loss) (GAAP as reported) as a percentage of total revenue ($35,758,984 and $30,546,807 for the three months ended March 31, 2016 and 2015, respectively)	19.5%	(4.7)%
Other operations gross (loss)	(260,151)	(18,911)
Non-electrical construction selling, general and administrative	1,316,997	912,240
Non-electrical construction depreciation and amortization	30,362	30,489
Electrical construction operations operating income (loss)	$8,044,063	$(512,014)
Electrical construction operations operating income (loss) as a percentage of electrical construction revenue ($34,841,504 and $30,400,162 for the three months ended March 31, 2016 and 2015, respectively)	23.1%	(1.7)%

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations income (loss) before income taxes, is defined as consolidated income (loss) from continuing operations before income taxes adjusted for non-electrical construction activity within income (loss) from continuing operations before income taxes including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, gain or loss on sale of property and equipment, interest income, interest expense, and other income. Electrical construction operations income (loss) before income taxes, a non-GAAP financial measure, does not purport to be an alternative to the Company’s consolidated income (loss) from continuing operations before income taxes as a measure of income (loss). Because not all companies use identical calculations, this presentation of electrical construction operations income (loss) before income taxes may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations income (loss) before income taxes in evaluating our performance because it provides our investors with an additional tool to compare our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core results and is useful in comparing our results with those of our competitors.

	Three Months Ended
	March 31,
Electrical Construction Operations Income (Loss) Before Income Taxes	2016	2015
Total income (loss) from continuing operations before income taxes (GAAP as reported)	$6,819,505	$(1,584,644)
Other operations gross (loss)	(260,151)	(18,911)
Non-electrical construction selling, general and administrative	1,316,997	912,240
Non-electrical construction depreciation and amortization	30,362	30,489
Non-electrical construction interest (income)	(2,166)	(2,200)
Non-electrical construction other (income), net	(14,703)	(14,317)
Electrical construction operations income (loss) before income taxes	$7,889,844	$(677,343)

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest income and expense, provision (benefit) for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

	Three Months Ended
	March 31,
EBITDA	2016	2015
Net income (loss) (GAAP as reported)	$4,260,171	$(846,335)
Interest expense	159,548	170,053
Provision for income taxes, net	2,495,605	(738,309)
Depreciation and amortization (1)	1,537,974	1,613,845
EBITDA	$8,453,298	$199,254
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(1) Depreciation and amortization includes depreciation on property, plant and equipment and amortization of finite-lived intangible assets.